UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2006 (May 8, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Defined Contribution (401(k)) Plan

On May 8, 2006, the Administrative Committee of the National Penn Bancshares, Inc. Capital Accumulation Plan, a defined contribution 401(k) plan, acting under delegated authority of the National Penn Board of Directors and its Compensation Committee, approved Amendment No. 13 to the Capital Accumulation Plan. The purpose of the Amendment was to permit employees of Nittany Financial Corp. and its subsidiaries (which companies were acquired by National Penn on January 26, 2006) to participate in the National Penn defined contribution 401(k) plan as of April 6, 2006.

Amendment No. 13 to the National Penn Capital Accumulation Plan is filed in this Report as Exhibit 10.1.

Defined Benefit Pension Plan

On May 8, 2006, the Administrative Committee of the National Penn Bancshares, Inc. Pension Plan, a defined benefit pension plan, acting under delegated authority of the National Penn Board of Directors and its Compensation Committee, approved Amendment No. 7 to the Pension Plan. The purpose of the Amendment was to revise the service-credit provisions governing rehired employees, to make other changes to facilitate plan administration and record-keeping, and to make other technical changes to comply with provisions of the Internal Revenue Code.

Amendment No. 7 to the Pension Plan is filed in this Report as Exhibit 10.2.

Section 9 - Financial Statements and Exhibits

Section 9.01 - Financial Statements and Exhibits

(c)	Exhibits.

10.1	Amendment No. 13 to the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997).

10.2	Amendment No. 7 to the National Penn Bancshares, Inc. Pension Plan (Amended and Restated Effective January 1, 2001).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By	/s/ Wayne R. Weidner
Name:	Wayne R. Weidner
Title:	Chairman and Chief Executive Officer

Dated: May 12, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 13 to the National Penn Bancshares, Inc. Capital
Accumulation Plan (Amended and Restated Effective January 1, 1997).

10.2	Amendment No. 7 to the National Penn Bancshares, Inc. Pension Plan
(Amended and Restated Effective January 1, 2001).